Exhibit 3.17

Constitution of ATWOOD AUSTRALIAN WATERS DRILLING PTY LTD ACN 143 726 005 The Corporations Act A proprietary company limited by shares Registered in Western Australia Allens Arthur Robinson Level 37, 250 St Georges Terrace Perth WA 6000 Tel 61 8 9488 3700 Fax 61 8 9488 3701 www.aar.com.au (!:) Copyright Allens Arthur Robinson 201 OJ Exhibit 3.17